     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 2002.

                                                     REGISTRATION NO.  333-89282
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------


                                  SAFENET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   52-1287752
                     (I.R.S. Employer Identification Number)

                              8029 CORPORATE DRIVE
                               BALTIMORE, MD 21236
                                 (410) 931-7500
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                ANTHONY A. CAPUTO
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                  SAFENET, INC.
                              8029 CORPORATE DRIVE
                               BALTIMORE, MD 21236
                                 (410) 931-7500
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                 ---------------

                                   COPIES TO:
                          ELIZABETH R. HUGHES, ESQUIRE
                            THOMAS W. FRANCE, ESQUIRE
                          VENABLE, BAETJER, HOWARD, LLP
                      1800 MERCANTILE BANK & TRUST BUILDING
                                 2 HOPKINS PLAZA
                               BALTIMORE, MD 21201
                                 (410) 244-7400

              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO
         THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


========================================== ===================== ===================== ======================= ===================
                                                                       PROPOSED
                                                  AMOUNT               MAXIMUM            PROPOSED MAXIMUM         AMOUNT OF
             TITLE OF SHARES                      TO BE            AGGREGATE PRICE       AGGREGATE OFFERING       REGISTRATION
            TO BE REGISTERED                  REGISTERED (1)           PER UNIT                PRICE                  FEE
------------------------------------------ --------------------- --------------------- ----------------------- -------------------

Common stock, par value $0.01 per share.       546,250 (2)           $14.875 (3)             $8,125,468              $828 (4)

========================================== ===================== ===================== ======================= ===================


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of common stock as may be issued as a result of adjustments to prevent dilution by reason of any stock split, stock dividend or similar transaction.

(2) Includes the registration for resale of shares of common stock issued to a former stockholder of Pijnenburg Securealink, Inc. in connection with the registrant's acquisition of Pijnenburg Securealink, Inc.

(3) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The above calculation is based on the average of the high and low prices of the registrant's common stock as reported on the Nasdaq National Market on May 20, 2002.

(4)  Previously paid.

                              --------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OF WHICH THIS PROSPECTUS IS A PART IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JUNE 12, 2002

                             PRELIMINARY PROSPECTUS

                                  SAFENET, INC.
                                 546,250 SHARES
                                  COMMON STOCK


     This prospectus relates to the offer and sale from time to time by the selling stockholder of up to 546,250 shares of our common stock. The selling stockholder may offer and sell some, all or none of the shares under this prospectus.

     We will not receive any proceeds from any sales of shares covered by this prospectus by the selling stockholder.

     The selling stockholder may determine the prices at which it will sell shares covered by this prospectus, at then prevailing market prices or some other price. In connection with such sales, the selling stockholder may use brokers or dealers who may receive compensation or commissions for such sales. The selling stockholder has agreed to bear all expenses in connection with the registration of the shares covered by this prospectus, including any brokerage commissions, discounts and fees in connection with the sale of the shares. The selling stockholder's net proceeds from the sale of shares will be the sales price of the shares sold, less applicable commissions, discounts and fees.

     Our common stock is traded on the Nasdaq National Market under the symbol "SFNT." On May 20, 2002, the closing sale price of the common stock on the Nasdaq National Market was $14.60.

                                  ------------

     INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS BEFORE PURCHASING ANY OF THE SHARES FROM THE SELLING STOCKHOLDER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is June [_], 2002

                                  ------------

                                TABLE OF CONTENTS


                                                                                             PAGE
                                  Where You Can Find More Information..................       3
                                  Incorporation of Documents by Reference..............       3
                                  Cautionary Statement About Forward-Looking
                                  Statements...........................................       4
                                  Summary Information About SafeNet....................       5
                                  Recent Developments..................................       5
                                  Risk Factors.........................................       6
                                  Use of Proceeds......................................      11
                                  Selling Stockholder..................................      12
                                  Plan of Distribution.................................      13
                                  Legal Matters........................................      14
                                  Experts..............................................      14



     We have informed the selling stockholder that the anti-manipulative rules under the Securities Exchange Act of 1934, as amended, including Regulation M, may apply to its sales of shares in the market. We have furnished the selling stockholder with a copy of these rules. We have also informed the selling stockholder that it must deliver a copy of this prospectus with any sale of shares covered by this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the U.S. Securities and Exchange Commission, or SEC. You may read and copy any document that we have filed at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of its public reference facilities. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

     We have filed a registration statement on Form S-3 with the SEC that covers the resale of the shares offered hereby. This prospectus is a part of that registration statement, but does not include all of the information included in the registration statement. You should refer to the registration statement for additional information about us and the shares. Statements that we make in this prospectus relating to any document filed as an exhibit to or incorporated by reference into the registration statement may not be complete. You should review the referenced document itself for a complete understanding of its terms.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" certain information we file with the SEC, which means that we can disclose important information to you in this prospectus by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should be sure to review that information in order to understand the nature of any investment by you in the shares covered by this prospectus. In addition to previously filed documents that are incorporated by reference, documents that we file with the SEC after the date of this prospectus will automatically update the registration statement. The documents that we have previously filed and that are incorporated by reference into this prospectus include the following:

     o Our annual report on Form 10-K for the fiscal year ended December 31, 2001;

     o Our quarterly report on Form 10-Q for the quarter ended March 31, 2002;

     o Our current report on Form 8-K dated May 7, 2002, relating to the restatement of our consolidated financial statements for each of the three years in the period ended December 31, 2001 to separately disclose as discontinued operations the financial position and results of operations of its discontinued Swiss subsidiary, GretaCoder Data Systems (GDS).

     o Our current reports on Form 8-K filed with the SEC on January 17, 2002 and March 18, 2002 relating to the acquisition of Pijnenburg Securealink, Inc.;

     o Our definitive proxy statement relating to the 2002 annual meeting of stockholders filed with the SEC on April 26, 2002; and

     o The description of our common stock included in our registration statement on Form 8-A filed with the SEC on September 16, 1992 and any amendment or report filed for the purpose of updating such description.

     All documents and reports filed by us pursuant to Sections 13 (a), 13 (c), 14 or 15 (d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the date that the offering of shares made hereby is terminated automatically will be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference, modifies or supersedes that statement. Any statement modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus.

     We will provide you with copies of any of the documents incorporated by reference at no charge to you. However, we will not deliver copies of any exhibits to those documents unless the exhibit itself is specifically incorporated by reference. If you would like a copy of any document, please write or call us at:

                  SafeNet, Inc. (Attention: Corporate Secretary)
                  8029 Corporate Drive
                  Baltimore, MD 21236
                  (410) 931-7500

     You should only rely upon the information included in or incorporated by reference into this prospectus or in any prospectus supplement that is delivered to you. We have not authorized anyone to provide you with additional or different information. You should not assume that the information included in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date later than the date on the front of the prospectus or prospectus supplement.

              CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

     Throughout this prospectus and the other documents incorporated by reference into this prospectus, we make certain "forward-looking" statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements predicted by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" as well as those discussed elsewhere in this prospectus and the documents incorporated by reference into this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue" or the negative of such terms or other comparable terminology.

     Forward-looking statements are only predictions and involve various risks and uncertainties including:

     o    Receipt and timing of future customer orders;

     o    Price pressures;

     o    Achieving technical and product development milestones;

     o The ability to negotiate favorable strategic agreements with Original Equipment Manufacturers;

     o    Sufficient cash flow to support our liquidity requirements;

     o    Product development expenses; and

     o    Other risks detailed from time to time in our filings with the SEC.

     Actual events or results may differ materially from those contemplated by this prospectus and the other documents incorporated by reference into this prospectus. In evaluating these statements, you should specifically consider various factors, including those listed above and outlined under "Risk Factors." Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any forward-looking statements after the date of this prospectus to conform such statements to actual results or circumstances.

                        SUMMARY INFORMATION ABOUT SAFENET

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND INCORPORATED INTO THIS PROSPECTUS BY REFERENCE. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU IN CONSIDERING AN INVESTMENT IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING "RISK FACTORS" CAREFULLY BEFORE MAKING AN INVESTMENT DECISION. THE TERMS "THE COMPANY," "WE," "US" AND "OUR" USED THROUGHOUT THIS PROSPECTUS ALL REFER TO SAFENET, INC. AND ITS SUBSIDIARIES.

     We were originally incorporated in Maryland on April 7, 1983 under the name "Industrial Resource Engineering, Inc." SafeNet reincorporated under the name "Information Resource Engineering, Inc." in Delaware by merging with its subsidiary in March 1989. We completed our initial offering in October of 1989 and our secondary offering in October of 1992. On November 1, 2000, we changed our name by a vote of the stockholders to SafeNet, Inc. Our executive offices are located at 8029 Corporate Drive, Baltimore, MD 21236. Our main telephone line is 410.931.7500 and website address is www.safenet-inc.com.

     We deliver a widely deployed Virtual Private Network ("VPN") technology for secure business communications over the Internet, offering both Original Equipment Manufacturer ("OEM") technology and end-user products for VPN and e-commerce applications. A VPN is a communications system that uses strong encryption and authentication to create private "tunnels" through the Internet or other shared networks, allowing businesses to take advantage of the lowest cost network without exposing their business communications. With the increasing use of public and private communications networks and the ability of different types of computers to communicate with each other, data integrity and security have gained increased importance. Secure VPNs have three key uses: secure remote access, secure site-to-site connections and secure extranet connections.

     VPNs have become one of the most sought after sectors in the networking communications industry. We believe that the market for security systems and products providing VPN solutions has grown over the last several years due to an increase in the use of the Internet for business communications and electronic commerce applications such as work-at-home arrangements or telecommuting, electronic mail, satellite offices connected to a central computer, electronic funds transfer, electronic data interchange with clients, suppliers and business customers and numerous other arrangements. A leading market research firm predicts that by the year 2004, the market for VPN product and services will reach $39.8 billion dollars.

     Since our inception in 1983, we have been providing network security solutions worldwide for financial, enterprise, telecommunications, and government use. SafeNet's SecureIP Technology(TM) has enjoyed broad market acceptance through both the end-user and OEM VPN markets. Organizations that depend on robust security for all communications have been enabled with our technology for years. Through customer engagements with organizations like the U.S. Department of State, Internal Revenue Service, U.S. Treasury, Federal Reserve Bank, and Citibank, we have gained over 18 years of direct experience developing, deploying, and managing network security systems for Fortune 500 companies and government organizations around the world. We are continuing to deliver security solutions for existing markets while remaining competitive by creating innovative products and technology for new and emerging markets, such as broadband and wireless technologies.


                               RECENT DEVELOPMENTS

     In January 2002 we acquired Pijnenburg Securealink, Inc. as reported in our current report on Form 8-K filed January 17, 2002 with the SEC and described in
Note 14 to our consolidated financial statements for the year ended December 31, 2001. As part of the consideration for the acquisition we issued convertible promissory notes in an aggregate principal amount of $2 million, the payment of which was contingent upon the occurrence of certain post-acquisition events. In connection with the settlement of certain post closing purchase price adjustments, the sellers agreed to accept and we agreed to prepay on May 16, 2002 an aggregate of $1.6 million to retire the notes in full. This payment will be treated as additional purchase price and we will record additional goodwill of $1.6 million as of the settlement date.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING A DECISION TO INVEST IN OUR COMMON STOCK. YOU SHOULD ALSO REFER TO THE OTHER INFORMATION IN THIS PROSPECTUS, AS WELL AS THE INFORMATION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND THE RELATED NOTES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES THAT COULD AFFECT US. ADDITIONAL RISKS AND UNCERTAINTIES OF WHICH WE ARE UNAWARE OR THAT WE CURRENTLY BELIEVE ARE IMMATERIAL ALSO MAY BECOME IMPORTANT FACTORS AFFECTING OUR BUSINESS. IF ANY ONE OR MORE OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

WE HAVE A HISTORY OF LOSSES AND MAY INCUR FUTURE LOSSES.

     We have experienced substantial net losses in four of the last five years, including 2001. As of December 31, 2001, we had an accumulated deficit of $15,486,000. Although our revenues are subject to fluctuation, we intend to maintain or increase our expenditures in all areas in order to execute our business plan. As a result, we may incur substantial additional losses. The likelihood of our success must be considered in light of the problems, expenses and delays frequently encountered in connection with new technologies utilized with the transition to an Internet VPN business and the competitive environment in which we operate. You should not consider our historical results indicative of future revenue levels or operating results. We can neither give assurance that we will operate profitably in the future nor that we may sustain profitability if it is achieved.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE A RECENTLY ACQUIRED COMPANY OR OTHER FUTURE ACQUISITIONS.

     On January 2, 2002, we acquired Pijnenburg Securealink, Inc. ("Securealink"), a European manufacturer of security chips for e-commerce transactions. We expect this acquisition to facilitate our growth in the silicon and intellectual property aspects of our business through access to a full fabless semiconductor business model with in-house design and customer fulfillment, and the fortified support of our key European wireless customers. This acquisition, however, presents us with numerous challenges, such as the integration of the operations and personnel of Securealink. In addition, we may from time to time pursue other acquisitions of businesses that complement or expand our existing business, including acquisitions that could be material in size and scope.

     The acquisition of Securealink and other future acquisitions involve various risks, including:

     o Difficulties in integrating the operations, technologies, and products of the acquired company;
     o The risk of diverting management's attention from normal daily operations of the business;
     o Potential difficulties in completing projects associated with in-process research and development;
     o Risks of entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;
     o Initial dependence on unfamiliar supply chains or relatively small supply partners;
     o Insufficient revenues to offset increased expenses associated with the acquisition;
     o    The potential loss of key employees of the acquired company.

     There can be no assurance that our acquisition of Securealink or any other business will be successful and will not materially adversely affect our business, operating results, or financial condition. We must also manage any growth resulting from such acquisitions effectively. Failure to manage growth effectively and successfully integrate the acquired company's operations could have a material adverse effect on our business and operating results.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE AND OUR FUTURE REVENUES AND PROFITABILITY ARE UNCERTAIN.

     We have experienced significant fluctuations in our quarterly operating results and anticipate continued substantial fluctuations in our future operating results. A number of factors have contributed to these quarterly fluctuations including:

          o    Market acceptance and demand for our products;
          o Length of sales cycle including the size, timing, cancellation or delay of customer orders;

          o Introduction of new products and product enhancements by us or our competitors;
          o Market acceptance of new products introduced by us or our competitors;
          o    Budgeting cycles of customers;
          o    The timing and execution of individual contracts;
          o    The product mix sold in a given quarter;
          o Changes in the percentage of revenues attributable to OEM license fees and royalties;
          o Length of time required by OEM's to embed our products into their products which generate royalties to us;
          o The percentage of products sold through our direct sales force and our indirect distribution channels;
          o    Product development expenses;
          o    Competitive conditions in the industry;
          o    Changes in general economic conditions.

     Our expenses are based, in part, on our expectations regarding future revenues, and are largely fixed in nature, particularly in the short-term. We may be unable to predict our future revenues accurately or to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall of revenues in relation to our expectations could cause significant declines in our quarterly operating results.

     Due to all of the foregoing factors, our quarterly revenues and operating results are difficult to forecast. Therefore, we believe that period-to-period comparisons of our operating results will not necessarily be meaningful, and you should not rely upon them as an indication of our future performance. Also, it is likely that our operating results will fall below our expectations and the expectations of securities analysts or investors in some future quarter. In such event, the market price of our common stock could be materially adversely affected.

WE MAY NOT SUCCESSFULLY ADAPT TO CHANGES IN TECHNOLOGY AND INDUSTRY STANDARDS.

     The network security industry is characterized by rapid changes, including evolving industry standards, frequent new product introductions, continuing advances in technology and changes in customer requirements and preferences. Although we believe our core technology will be the basis for future product offerings, we expect technological developments to continue at a rapid pace in the computer and communications industries, and there can be no assurance that technological developments will not cause our technology to be rendered obsolete or non-competitive.

     Our future products may not keep pace with technological changes implemented by competitors, developers of operating systems or networking systems, or persons seeking to breach network security. The introduction of new technologies could also require us to invest in research and development at much higher rates with no assurance of developing competitive products. Changes in technologies or customer requirements may also cause the development cycle for our new products to be significantly longer than our historical product development cycle, resulting in higher development costs or a loss in market share. Our products may not satisfy evolving preferences of customers and prospects. Failure to develop and introduce new products and improve current products in a timely fashion could adversely affect us. Because of the complexity of our products, which operate on or utilize multiple platforms and communications protocols, we have from time to time experienced delays in introducing new products and product enhancements primarily due to development difficulties or shortages of development personnel. There can be no assurance that we will not experience longer delays or other difficulties that could delay or prevent the successful development, introduction or marketing of new products or product enhancements.

RESTRICTIONS ON THE EXPORT OF SOME OF OUR PRODUCTS COULD NEGATIVELY IMPACT SALES OF OUR PRODUCTS.

     We currently sell our products internationally and intend to continue to expand our relationships with international distributors and resellers. Our international sales and operations could be subject to the following risks:

          o    The imposition of governmental controls;
          o    Export license requirements;
          o    Restrictions on the export of critical technology;

          o    Trade restrictions;
          o    Changes in tariffs.

     Some of our network security products are cryptographic devices and are subject to the export restrictions administered by the Bureau of Export Control, U.S. Department of Commerce. These restrictions permit the export of encryption products based on country, algorithm and class of end-user. They prohibit the export of encryption products to a number of countries and to business entities that are not included in a range of end-users. There is no assurance, however, that the applicable regulations or policies concerning the export of such technology will not become more restrictive. Our foreign distributors may also be required to secure licenses or formal permission before encryption products can be imported.

OUR INDUSTRY IS COMPETITIVE AND BECOMING INCREASINGLY CONSOLIDATED, WHICH MAY RESULT IN OUR LOSING CUSTOMERS AND DECLINING REVENUE.

     Our industry is relatively new, highly competitive and subject to rapid technological changes. Our success will depend, in large part, on our ability to establish and maintain an advantageous market position. We currently compete with companies that have substantially greater financial resources, sales and marketing organizations, market penetration and research and development capabilities, as well as broader product offerings and greater market presence and name recognition. We expect to face increasing competitive pressures from our current competitors and new market entrants. This competitive risk will increase to the extent that our competitors begin to include software vendors, network providers, and manufacturers of networking and computer equipment and communication devices. These manufacturers and network providers may be in a better position to develop security products in anticipation of developments in their products and networks. Competitive factors in the network security industry include:

          o    Standards compliance;
          o    Product quality and reliability;
          o    Technical features;
          o    Product ease of use;
          o    Network compatibility;
          o    Client service and product support;
          o    Distribution;
          o    Price.

     There has been substantial consolidation in the information security industry, and we expect that there will be significant additional consolidation in the near future. As a result of that increasing consolidation, we expect that we will increasingly compete with larger firms that have broader product offerings and greater financial resources. We believe that such competition may have a significant negative effect on our current and developing collaborative, marketing, distribution and reselling relationships, our product pricing and our product development budget and capabilities. Any of those negative effects can significantly impair our financial condition and our results of operations.

     There can be no assurance that we can continue to compete successfully against new or existing competitors.

WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY TECHNOLOGIES.

     Our success and ability to compete is dependent, in part, upon our ability to maintain the proprietary nature of our technologies. We rely on a combination of patent, trade secret, copyright and trademark law and nondisclosure agreements to protect our proprietary technology. Although we hold several patents and have several pending patent applications that cover certain aspects of our technology, such patents and patent applications do not protect some of our security products. Our current and future patent applications may not be granted. Additionally, our patents may not be broad enough to protect the core technology critical to our security products.

     Confidentiality agreements and other methods on which we rely to protect our trade secrets and proprietary information and rights may not be adequate to protect our proprietary rights. Litigation to defend and enforce our intellectual property rights could result in substantial costs and diversion of resources and could have a material adverse effect on our financial condition and results of operations regardless of the final outcome of such litigation. Despite our efforts to safeguard and maintain our proprietary rights, we may not be successful in doing so or the steps taken by us in this regard may not be adequate to deter misappropriation or independent third-party development of our technology or prevent an unauthorized third party from copying or otherwise obtaining and using our products, technology or other information that we regard as proprietary. Our trade secrets or non-disclosure agreements may not provide meaningful protection of our proprietary information. Also, others may independently develop similar technologies or duplicate any technology developed by us. Our inability to protect our proprietary rights would have a material adverse effect on our financial condition and results of operations.

     Further, as the number of network security products in the industry increases and the functionality of these products further overlaps, we may become subject to claims of infringement or misappropriation of the intellectual property or proprietary rights of others. Third parties could assert infringement or misappropriation claims against us in the future with respect to current or future products. We may also be subject to additional risks as we enter into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protections of our rights may be ineffective in such countries, and technology developed in such countries may not be protected in jurisdictions where protection is ordinarily available. Any claims or litigation, with or without merit, could be costly and could result in a diversion of management's attention, which could have a material adverse effect on our financial condition and results of operations. Adverse determinations in such claims or litigation could also have a material adverse effect on our financial condition and results of operations.

WE MAY NOT BE ABLE TO MAINTAIN EFFECTIVE PRODUCT DISTRIBUTION CHANNELS, WHICH COULD RESULT IN DECREASED REVENUE.

     We rely on both our direct sales force and an indirect channel distribution strategy for the sale and marketing of our products. Our sales and marketing organization may be unable to successfully compete against the more extensive and well-funded sales and marketing operations of certain of our current and future competitors. We may also be unable to continue to attract integrators and resellers that can market our legacy products effectively and provide timely and cost-effective customer support and service. Additionally, our distributors, integrators and resellers may carry competing lines of network security solutions. The loss of important sales personnel, distributors, integrators or resellers could adversely affect us.

DELAYS IN PRODUCT DEVELOPMENT COULD ADVERSELY AFFECT MARKET ACCEPTANCE OF OUR PRODUCTS.

     We may experience schedule overruns in product development triggered by factors such as insufficient staffing or the unavailability of development-related software, hardware or technologies. Further, when developing new network security products, our development schedules may be altered as a result of the discovery of software bugs, performance problems or changes to the product specification in response to customer requirements, technology market developments or self-initiated changes. All of these factors can cause a product to enter the market behind schedule, which may adversely affect market acceptance of the product or place it at a disadvantage to a competitor's product that has already gained market share or market acceptance during the delay.

WE MAY BE SUBJECT TO PRODUCT LIABILITY OR OTHER CLAIMS THAT COULD ADVERSELY AFFECT OUR REPUTATION WITH EXISTING AND POTENTIAL CUSTOMERS AND EXPOSE US TO SIGNIFICANT LIABILITY.

     The sale and installation of our network security systems and products within the computer networks of our customers and the operation of our SafeNet(TM) facility entails a risk of product failure, product liability or other claims. An actual or perceived breach of network or computer security, regardless of whether such breach is attributable to our products, could adversely affect our reputation and our financial condition or results of operations. The complex nature of our products can make the detection of errors or failures difficult when products are introduced. If errors or failures are subsequently discovered, this may result in delays and lost revenues during the correction process. A malfunction or the inadequate design of our products could result in product liability claims. We attempt to reduce the risk of such losses through warranty disclaimers and liability limitation clauses. However, we may not have obtained adequate contractual protection in all instances or where otherwise required under agreements we have entered into with others.

     We currently maintain product liability insurance. However, our insurance coverage may not be adequate and any product liability claim for damages resulting from security breaches could be substantial. In the event of product liability litigation, insufficient insurance coverage could have a material adverse effect on our financial condition and results of operations. Further, certain customers and potential customers may require minimum product liability insurance coverage as a condition precedent to purchasing our products. Failure to satisfy such insurance requirements could impede our ability to achieve product sales, which would have a material adverse effect on our financial condition and results of operations. There is no assurance that such insurance will be available at a reasonable cost or will be sufficient to cover all possible liabilities.

WE RELY ON THIRD PARTY CONTRACTORS AND SUPPLIERS FOR THE MANUFACTURE OF OUR PRODUCTS AND THE FAILURE TO MAINTAIN SATISFACTORY RELATIONS WITH THESE THIRD PARTIES COULD ADVERSELY AFFECT OUR BUSINESS.

     We rely upon third party contractors for the manufacture of components and sub-assemblies for our products. There is no assurance that we will be able to obtain and/or maintain satisfactory contractual relations with qualified vendors or suppliers. The unavailability of such third parties may substantially decrease our control of the cost, quality and timeliness of the manufacturing process. At present, we are not a party to any exclusive supply contracts with third party contractors for our legacy products. All purchases of components or parts for our products are accomplished by the use of purchase orders issued in the ordinary course of business. While we have not experienced any significant supply problems in the past, and there have been no materially late deliveries of components or parts, it is possible that in the future we may encounter shortages in parts, components, or other elements vital to the manufacture, production and sale of our products. Our business would suffer if the supply of such components were interrupted.

WE RELY ON KEY EMPLOYEES AND IF SUCH EMPLOYEES BECOME UNAVAILABLE, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

     The network security industry is highly specialized and the competition for qualified employees is intense. We expect this to remain so for the foreseeable future. We believe our success depends significantly upon a number of key technical and management employees, and upon our ability to retain and hire additional key personnel. The loss of the services of key personnel or the inability to attract additional qualified personnel could materially and adversely affect our results of operations and product development efforts. We may be unable to achieve our revenue and operating performance objectives unless we can attract and retain technically qualified and highly skilled engineers, sales, technical, marketing, and management personnel. Such personnel are particularly important to our research and development efforts, where we employ a large number of technical personnel holding advanced degrees. Further, additions of new and departures of existing personnel, particularly in key positions, can be disruptive and can result in further departures of our personnel, which could in turn harm our business and results of operation.

     In 2001, we entered into a five-year employment agreement with Anthony A. Caputo, our Chairman, Chief Executive Officer and President. However, we have not historically provided such types of employment agreements to our other employees. This may adversely impact our ability to attract and retain the necessary technical, management and other key personnel.

OUR STOCK PRICE COULD BE VOLATILE.

     Market prices for our common stock and the securities of other network security companies have been volatile. Factors such as announcements of technological innovations or new products by us or by our competitors and market conditions for network security company and other technology stocks in general can have a significant impact on the market for our common stock, which could reduce our stock price regardless of our operating performance.

ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW COULD PREVENT OR DELAY A CHANGE IN CONTROL.

     Our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable by authorizing the issuance of "blank check" preferred stock. In addition, certain provisions of Delaware law may also discourage, delay or prevent a third party from acquiring or merging with us, even if such action were beneficial to some, or even a majority, of our stockholders.

WE HAVE NOT PAID DIVIDENDS AND DO NOT INTEND TO PAY DIVIDENDS IN THE FUTURE.

     We have never paid nor declared any cash or other dividends on our common stock since our inception and we do not presently anticipate that dividends will be paid on our common stock in the foreseeable future.


                                 USE OF PROCEEDS

     The selling stockholder will receive all of the net proceeds from the sales of shares under this prospectus; we will not receive any proceeds from these sales.

                               SELLING STOCKHOLDER

     On January 2, 2002, we acquired Pijnenburg Securealink, Inc., a Delaware corporation. The consideration we paid for this acquisition consisted in part of 575,000 shares of our common stock. This prospectus relates to the proposed resale by the selling stockholder of up to 546,250 of these shares of our common stock.

     The following table sets forth, as of May 28, 2002, certain information with respect to the person for whom we are registering these shares for resale to the public. Except as indicated by footnote below, this person has not had a material relationship, or held any position or office, with SafeNet within the last three years. We will not receive any of the proceeds from sales of the shares under this prospectus.



                                                                               SECURITIES                 SECURITIES
                                             SECURITIES BENEFICIALLY            OFFERED               BENEFICIALLY OWNED
                                           OWNED PRIOR TO OFFERING (1)         HEREBY (1)             AFTER OFFERING (2)
                                        ----------------------------------   ---------------   ----------------------------------
                                                                                 COMMON
    NAME OF SELLING STOCKHOLDER                   COMMON STOCK                    STOCK            AMOUNT            PERCENT

-------------------------------------   ---------------------------------    ---------------   ---------------    ---------------
Pijnenburg Beheer N.V.                              546,250                     546,250              --                 --


----------
(1) We have computed "beneficial ownership" in accordance Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended, for purposes of this table. Therefore, the table reflects a person as having "beneficial ownership" of shares of common stock if such person has the right to acquire such shares within 60 days of May 28, 2002. Except for applicable community property laws, we believe, based on information supplied by such person, that the person named in this table has sole voting and investment power with respect to all shares of common stock which it beneficially owns.

(2) Assumes the eventual sale of all shares by the selling stockholder. There can be no assurance that the selling stockholder will sell any or all of the shares that it owns.

                              PLAN OF DISTRIBUTION

     The selling stockholder may, in its discretion, offer and sell shares covered by this prospectus from time to time on the Nasdaq National Market or otherwise at prices and on terms then prevailing at prices related to the then-current market price, or at negotiated prices. The distribution of such shares may be effected from time to time in one or more transactions including, without limitation:

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     o    transactions involving block trades;

     o purchases by a broker, dealer or underwriter as principal and resale by that person for its own account under this prospectus;

     o    put or call option transactions;

     o    privately negotiated transactions; or

     o    by any other legally available means.

     In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers or agents to participate. From time to time the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares covered hereby, and the pledgees, secured parties or persons to whom such securities have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling stockholders under this prospectus. In addition, the selling stockholder may from time to time sell short our common stock and, in such instances, this prospectus may be delivered in connection with such short sale and the shares offered hereby may be used to cover such short sale. The shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. We will not receive any proceeds from sales by the selling stockholder of any shares covered by this prospectus.

     To the extent required under the Securities Act of 1933, as amended, the aggregate amount of shares of common stock being offered and the terms of the offering, the names of any such agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares covered by this prospectus may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling stockholder and/or purchasers of such shares, for whom they may act. In addition, the selling stockholder may be deemed to be an underwriter under the Securities Act and any profits on the sale of shares by it may be deemed to be discounts or commissions under the Securities Act. The selling stockholder may have other business relationships with SafeNet or our affiliates in the ordinary course of business.

     From time to time the selling stockholder may transfer, pledge, donate or assign the shares covered by this prospectus to family members and affiliates of such selling stockholder and each of such persons will be deemed to be a selling stockholder for purposes of this prospectus. The number of shares beneficially owned by the selling stockholder will decrease as and when it takes such actions. The plan of distribution for the shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders hereunder.

     Without limiting the foregoing, in connection with distributions of the shares covered by this prospectus, the selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also enter into option or other transactions with broker-dealers that involve the delivery of shares covered by this prospectus to the broker-dealers, who may then resell or otherwise transfer such shares. The selling stockholder may also lend or pledge shares covered by this prospectus to a broker-dealer and the broker-dealer may sell the shares so borrowed or, upon default, may sell or otherwise transfer the pledged shares.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the common stock may not bid for or purchase shares of common stock during a period which commences one business day (five business days, if our public float is less than $25 million or the average daily trading volume of our common stock is less than $100,000) prior to such person's participation in the distribution, subject to exceptions for certain passive market making activities. In addition and without limiting the foregoing, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholder.

     The selling stockholder is bearing all costs relating to the registration of the shares covered by this prospectus, including any commissions, discounts or other fees payable to broker-dealers in connection with any sale of such shares.

     We may indemnify the selling stockholder in certain circumstances, against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

     The legality of the securities in this offering has been passed upon for us by our counsel, Venable, Baetjer & Howard, LLP of Baltimore, Maryland.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule as of December 31, 2001 and 2000, and for the years then ended, included in our current report on Form 8-K dated May 7, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     KPMG LLP, independent auditors, have audited our consolidated financial statements and schedule for the year ended December 31, 1999 included in our current report on Form 8-K dated May 7, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on KPMG LLP's report, given on their authority as experts in accounting and auditing.

     Ernst and Young Accountants, independent auditors, have audited the consolidated financial statements of Pijnenburg Securealink, Inc. as of December 31, 2001 and for the year then ended, included in our current report on 8-K/A dated January 2, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Pijnenburg Securealink, Inc. are incorporated by reference in reliance on Ernst & Young Accountants' report, given on their authority as experts in accounting and auditing.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     We estimate that the expenses to be paid in connection with the offering (other than placement agent discounts, commissions and reasonable expense allowances), all of which will be paid by the selling stockholder, will be as follows:


                                   SEC Registration Fee....................    $   828
                                   Nasdaq National Market..................    $ 5,462
                                   Accounting Fees and Expenses............    $12,500*
                                   Legal Fees and Expenses.................    $ 5,000*
                                   Printing and Engraving..................    $ 1,500*
                                   Miscellaneous...........................    $ 1,000*
                                      Total                                    $ 26,290
                                                                               ========


-----
*These are estimated amounts.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     We are organized under the laws of the State of Delaware. Our Certificate of Incorporation, as amended and restated, provides that we shall indemnify our current and former directors, officers, employees and agents against any and all liabilities and expenses incurred in connection with their services in those capacities to the maximum extent permitted by Delaware law.

     The Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power generally to indemnify its current and former directors, officers, employees and other agents (each, a "Corporate Agent") against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving such person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

     In the case of an action brought by or in the right of the corporation, indemnification of a Corporate Agent is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification.

     To the extent that a Corporate Agent has been successful on the merits or otherwise in the defense of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify such person for expenses in connection therewith. Under the DGCL, the corporation may advance expenses incurred by a Corporate Agent in connection with a proceeding, provided that the Corporate Agent undertakes to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification.

     The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a Corporate Agent may be entitled to under the Certificate of Incorporation, by laws, agreement, vote of stockholders or disinterested directors or otherwise.

     We have also obtained insurance policies that provide coverage for our directors and officers in certain situations, including some situations where we cannot directly indemnify the directors or officers under Delaware law.

     The purpose of these provisions is to assist us in retaining qualified individuals to serve as our directors, officers, employees and agents by limiting their exposure to personal liability for serving as such.

ITEM 16.  EXHIBITS.



                    EXHIBIT
                      NO.                                   DESCRIPTION
                    --------                                -----------
                       2.1       Agreement and Plan of Reorganization dated December 14, 2001 by
                                 and among SafeNet, Inc., PBSL Acquisition Corp., Pijnenburg            I/B/R(1)
                                 Securealink, Inc. and certain other parties


                       4.1       Stockholder Rights and Voting Agreement dated January 2, 2002 by and among SafeNet, Inc., Pijnenburg Beheer N.V. and Cees Jan
                                 Koomen                                                                     +


                        5        Opinion of Venable, Baetjer and Howard, LLP regarding legality
                                 of shares                                                                  +


                       23.1      Consent of Ernst & Young LLP, independent auditors                         +


                       23.2      Consent of Ernst & Young Accountants, independent auditors                 +


                       23.3      Consent of KPMG, independent auditors                                      +


                       23.4      Consent of Venable, Baetjer and Howard, LLP (contained in
                                 Exhibit 5)                                                                 +


----------

 + Denotes exhibits filed herewith.

(1) Filed as an exhibit to the Current Report on Form 8-K of the Registrant filed on January 17, 2002 and incorporated herein by reference.


ITEM 17.  UNDERTAKINGS.

     (A) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Under the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on the 28th day of May 2002.

                                     SAFENET, INC.

                                     By: /s/ Anthony A. Caputo
                                        ----------------------------------------
                                        Anthony A. Caputo
                                        Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony A .Caputo and Carole D. Argo and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                                    SIGNATURE                              TITLE                   DATE
                     -------------------------------------    -----------------------------  -----------------

                      /s/ Anthony A. Caputo                   Chairman and Chief Executive    May 28, 2002
                      ------------------------------------    Officer (Principal Executive
                      Anthony A. Caputo                       Officer)

                      /s/ Carole D. Argo                      Senior Vice President and       May 28, 2002
                      ------------------------------------    Chief Financial Officer
                      Carole D. Argo                          (Principal Financial and
                                                              Accounting Officer)


                      /s/ Thomas A. Brooks                    Director                        May 28, 2002
                      ------------------------------------
                      Thomas A. Brooks


                      /s/ Andrew E. Clark                     Director                        May 28, 2002
                      ------------------------------------
                      Andrew E. Clark


                      /s/ Shelley A. Harrison                 Director                        May 28, 2002
                      ------------------------------------
                      Shelley A. Harrison


                      /s/ Ira A. Hunt., Jr.                   Director                        May 28, 2002
                      ------------------------------------
                      Ira A. Hunt., Jr.


                      /s/ Bruce R. Thaw                       Director                        May 28, 2002
                      ------------------------------------
                      Bruce R. Thaw
